Exhibit 99.1

UNITED STATES OF AMERICA

Before the

SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934

Release No. 84995 / January 29, 2019

ACCOUNTING AND AUDITING RELEASE

Release No. 4016 / January 29, 2019

ADMINISTRATIVE PROCEEDING

File No. 3-18970

In the Matter of LIFEWAY FOODS, INC. Respondent.	ORDER INSTITUTING CEASE-AND-DESIST PROCEEDINGS PURSUANT TO SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934, MAKING FINDINGS AND IMPOSING A CEASE-AND-DESIST ORDER

I.

The Securities and Exchange Commission (“Commission”) deems it appropriate that cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 21C of the Securities Exchange Act of 1934 (“Exchange Act”) against Lifeway Foods, Inc. (“Respondent”).

II.

In anticipation of the institution of these proceedings, Respondent has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission’s jurisdiction over it and the subject matter of these proceedings, which are admitted, Respondent consents to the entry of this Order Instituting CeaseAnd-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings and Imposing a Cease-And-Desist Order (“Order”), as set forth below.

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III.

On the basis of this Order and Respondent’s Offer, the Commission finds1 that

Summary

These proceedings involve violations of the federal securities laws in connection with the Respondent’s Internal Control over Financial Reporting (“ICFR”). Respondent failed to create and implement effective ICFR for ten consecutive annual reporting periods and failed to complete in certain periods the required management assessment of internal controls. In addition, Respondent announced three financial statement restatements during the period from 2007 to 2016.

Respondent

1.         Lifeway Foods, Inc. is a Morton Grove, Illinois-based dairy food producer, incorporated in Illinois in 1986, family controlled, and known for its production of kefir, a cultured dairy drink. Respondent’s common stock trades on NASDAQ under the symbol LWAY. At all relevant times, Respondent filed periodic reports with the Commission, including Forms 10-K and 10-Q, pursuant to Section 13(a) of the Exchange Act and related rules thereunder.

Background

2.          Respondent disclosed material weaknesses in each of its Forms 10-K for a period of nine years, from 2007 through 2015, and significant deficiencies in the aggregate that constituted a material weakness in 2016. Respondent’s disclosed material weaknesses often repeated year after year, and involved certain high-risk areas for the company’s financial statement presentation. For three consecutive years from 2007 to 2009, Respondent disclosed that it lacked a “requirement to post monthly activity to [its] general ledger,” contributing to a material weakness in each period. In six of the ten years, Respondent disclosed material weaknesses related to financial reporting controls.

3.         Prior to 2016, Respondent’s material weaknesses resulted from, among other things, incomplete, inadequate and undocumented financial reporting processes; the lack of sufficient, competent and independent financial statement review; and the failure to consistently demonstrate effective preparation, support and review of journal entries and account reconciliations. In four years between 2010 and 2016, Respondent disclosed a material weakness or significant deficiencies related to its accounting for and controls related to income tax or deferred income tax.

4.           Many of Respondent’s material weaknesses were recurring, and involved either financial reporting, accounting, or entity controls. For the most part, the material weaknesses were identified by Respondent’s management team in the course of its annual ICFR assessment and evaluation; however, the management team failed to complete its ICFR assessment and evaluation in 2013 and 2014.

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[1]	The findings herein are made pursuant to Respondent's Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.

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5.          Respondent initiated remediation efforts beginning in 2013, but did not begin to include detailed disclosure in its filings regarding its material weaknesses remediation plans until the quarter ended June 30, 2014. In its annual report for the period ending December 31, 2013, Respondent disclosed the engagement of an outside SOX consultant to assist in developing a remediation plan for its material weaknesses. Respondent also engaged a SOX consultant to assist with its 2015 ICFR assessment and continues to work with that consultant currently. Nonetheless, Respondent continued to disclose the existence of material weaknesses through September 30, 2017, and did not fully remediate its material weaknesses and conclude that ICFR was effective until its fiscal year ended December 31, 2017.

6.          Respondent’s failure to address its material weaknesses has been compounded by three announced restatements since fiscal 2012, including two restatements announced during fiscal 2016. The company disclosed that its restatement announced in November 2016 was consequential to its remediation efforts. Each of the three restatements involve Respondent’s failures to appropriately account for and assign costs related to manufacturing, cost of goods sold, or inventory, although none of the restatements had a material effect on Respondent’s financial results. Respondent disclosed in four of the ten years various material weaknesses related to inventory and assignment of cost of goods sold.

7.          As a result of the conduct described above, Respondent violated Section 13(a) of the Exchange Act and Rules 13a-1, 13a-15(a) and 13a-15(c) thereunder, which require issuers with classes of securities registered pursuant to Section 12 to file periodic and other reports with the Commission, maintain ICFR and to perform annual ICFR evaluations.

8.          As a result of the conduct described above, Respondent violated Section 13(b)(2)(A) of the Exchange Act, which requires Section 12 registrants to make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer.

9.          As a result of the conduct described above, Respondent violated Section 13(b)(2)(B) of the Exchange Act, which requires Section 12 registrants to devise and maintain a system of sufficient internal accounting controls.

Lifeway’s Remedial Efforts

10.        In determining to accept the Offer, the Commission considered remedial acts undertaken by Respondent and cooperation afforded the Commission staff.

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IV.

In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Respondent’s Offer.

Accordingly, it is hereby ORDERED that:

A.              Pursuant to Section 21C of the Exchange Act, Respondent cease and desist from committing or causing any violations and any future violations of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 13a-1, 13a-15(a) and 13a-15(c), thereunder.

B.              Respondent shall, within 10 days of the entry of this Order, pay a civil money penalty in the amount of $100,000 to the Securities and Exchange Commission for transfer to the general fund of the United States Treasury, subject to Exchange Act Section 21F(g)(3). If timely payment is not made, additional interest shall accrue pursuant to 31 U.S.C. §3717.

Payment must be made in one of the following ways:

(1)	Respondent may transmit payment electronically to the Commission, which will provide detailed ACH transfer/Fedwire instructions upon request;

(2)	Respondent may make direct payment from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm; or

(3)	Respondent may pay by certified check, bank cashier’s check, or United States postal money order, made payable to the Securities and Exchange Commission and hand-delivered or mailed to:

Enterprise Services Center

Accounts Receivable Branch

HQ Bldg., Room 181, AMZ-341

6500 South MacArthur Boulevard

Oklahoma City, OK 73169

Payments by check or money order must be accompanied by a cover letter identifying Respondent as a Respondent in these proceedings, and the file number of these proceedings; a copy of the cover letter and check or money order must be sent to Melissa Hodgman, Associate Director, Division of Enforcement, Securities and Exchange Commission, 100 F St., NE, Washington, DC 20549-5553.

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C.              Amounts ordered to be paid as civil money penalties pursuant to this Order shall be treated as penalties paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Respondent agrees that in any Related Investor Action, it shall not argue that it is entitled to, nor shall it benefit by, offset or reduction of any award of compensatory damages by the amount of any part of Respondent’s payment of a civil penalty in this action ("Penalty Offset"). If the court in any Related Investor Action grants such a Penalty Offset, Respondent agrees that it shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission's counsel in this action and pay the amount of the Penalty Offset to the Securities and Exchange Commission. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this proceeding. For purposes of this paragraph, a "Related Investor Action" means a private damages action brought against Respondent by or on behalf of one or more investors based on substantially the same facts as alleged in the Order instituted by the Commission in this proceeding.

By the Commission.

Brent J. Fields
Secretary

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